Enova Announces Third Quarter 2016 Results

- Total revenue increased 18.6% year over year to $195.9 million

- Total combined originations increased 7.6% year over year to $581.7 million

- Installment loan and receivables purchase agreement revenue rose 27.7% year over year to $84.8 million

- Near-prime installment loan portfolio balances increased 58.6% year over year to $286.6 million

CHICAGO, Oct. 27, 2016 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company offering consumer and small business loans and financing, today announced financial results for the quarter ended September 30, 2016.

"We achieved strong third quarter performance driven by robust demand across all of our products and solid credit performance," said Enova's CEO David Fisher. "These results continue to demonstrate that we are benefitting from our focused growth strategy, strong competitive position, and solid balance sheet with diversified funding. Our success reinforces our confidence that our proprietary analytics and deep experience in navigating regulatory changes will enable us to adapt to the forthcoming regulatory changes in the U.S., as we have in the U.K."

Third Quarter 2016 Summary

  Total revenue of $195.9 million in the third quarter of 2016 increased 18.6% from $165.2 million in the third quarter of 2015, as we saw good growth across almost all of our products.
  Gross profit margin of 51.3% in the third quarter of 2016 compared to 60.3% in the third quarter of 2015, driven by stronger growth in the U.S. installment loan and receivables purchase agreements, and a higher mix of new customers, which requires higher loan loss provisions.  This higher provision due to strong growth and new customer volume was partially offset by good credit performance resulting in a lower net charge off rate on the total portfolio.
  Net income of $7.8 million, or $0.23 per diluted share, in the third quarter of 2016 increased from $4.4 million, or $0.13 per diluted share, in the third quarter of 2015.
  Third quarter 2016 adjusted EBITDA of $34.2 million, a non-GAAP measure, increased from $25.2 million in the third quarter of 2015.

"Our third quarter results reflect solid execution across our core US and UK products, continued growth of new initiatives, and our focus on producing strong profitability as we continue to grow the business," said Enova's CFO Steve Cunningham. "Our consistent operating cash flows and the recent extension and upsizing of our installment loan securitization facility gives us the financial flexibility to execute on our strategic growth plans and further strengthen our competitive position."

Enova ended the third quarter of 2016 with unrestricted cash and cash equivalents of $45.7 million. As of September 30, 2016, the company had total debt outstanding of $635.2 million, which included $137 million outstanding under Enova's $275 million securitization facility. During the third quarter, Enova generated $120.2 million of cash flow from operations.

Outlook
For the fourth quarter of 2016, Enova expects total revenue of $185 million to $205 million and Adjusted EBITDA of $32 million to $37 million. For the full year 2016, Enova expects total revenue of $728 million to $748 million and Adjusted EBITDA of $139 million to $144 million.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call
Enova will host a conference call to discuss its results at 4 p.m. Central Time / 5 p.m. Eastern Time today, October 27, 2016. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to be joined to the Enova International Call. A replay of the conference call will be available until November 10, 2016, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088 for non-U.S. callers). The replay access code is 10094224.

About Enova
Enova (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided over four million customers around the globe access to more than $18 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, DollarsDirect®, NetCredit, On Stride Financial®, Pounds to Pocket®, QuickQuid® and Simplic®; has two brands serving small businesses, Headway Capital® and The Business BackerTM; and offers online lending platform services to lenders. Through its Enova Decisions® brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
Enova has provided combined loans and finance receivables, which is a non-GAAP measure. Enova also reports allowances and liabilities for estimated losses on loans and finance receivables individually and on a combined basis, which are GAAP measures that are included in Enova's financial statements. Management believes these measures provide investors with important information needed to evaluate the magnitude of potential cost of revenue and the opportunity for revenue performance of the loan and finance receivables portfolio on an aggregate basis. Management believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on Enova's balance sheet since both revenue and the cost of revenue for loans and finance receivables are impacted by the aggregate amount of loans and finance receivables owned by Enova and those guaranteed by Enova as reflected in its financial statements.

Adjusted Earnings and Adjusted Earnings Per Share
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of certain expense items.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes, stock-based compensation, and lease termination and relocation costs, and Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA and Adjusted EBITDA margin are also useful to investors to help assess Enova's estimated enterprise value. The computation of Adjusted EBITDA and Adjusted EBITDA margin as presented below may differ from the computation of similarly-titled measures provided by other companies.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

	September 30,		December 31,
	2016	2015	2015
Assets
Cash and cash equivalents	$45,681	$34,310	$42,066
Restricted cash and cash equivalents (includes restricted cash of consolidated VIEs of $18,119 as of September 30, 2016)	39,272	7,586	7,379
Loans and finance receivables, net (includes loans and allowance for losses of consolidated VIEs of $191,534 and $15,518, respectively, as of September 30, 2016)	542,865	380,805	434,633
Income taxes receivable	—	5,683	5,503
Other receivables and prepaid expenses	18,649	19,778	20,049
Property and equipment, net	47,486	48,814	48,055
Goodwill	267,012	271,568	267,008
Intangible assets, net	5,675	3,698	6,540
Other assets	8,439	7,930	9,304
Total assets	$975,079	$780,172	$840,537
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$85,433	$79,081	$72,141
Income taxes currently payable	5,149	—	—
Deferred tax liabilities, net	16,233	19,007	20,519
Long-term debt (includes long-term debt and debt issuance costs of consolidated VIEs of $136,953 and $2,416, respectively, as of September 30, 2016)	635,179	482,808	541,909
Total liabilities	741,994	580,896	634,569
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 33,260,017, 33,000,000 and 33,151,088 shares issued and 33,214,594, 33,000,000 and 33,121,594 outstanding as of September 30, 2016 and 2015 and December 31, 2015, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	16,338	6,835	9,924
Retained earnings	226,741	196,672	200,853
Accumulated other comprehensive loss	(9,692)	(4,231)	(4,622)
Treasury stock, at cost (45,423 and 29,494 shares as of September 30, 2016 and December 31, 2015, respectively)	(302)	—	(187)
Total stockholders' equity	233,085	199,276	205,968
Total liabilities and stockholders' equity	$975,079	$780,172	$840,537

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue	$195,943	$165,227	$543,131	$477,183
Cost of Revenue	95,391	65,614	230,421	145,720
Gross Profit	100,552	99,613	312,710	331,463
Expenses
Marketing	26,722	35,568	73,500	84,431
Operations and technology	20,637	18,590	61,706	54,156
General and administrative	21,307	22,627	76,747	75,282
Depreciation and amortization	3,789	3,882	12,004	14,198
Total Expenses	72,455	80,667	223,957	228,067
Income from Operations	28,097	18,946	88,753	103,396
Interest expense, net	(16,117)	(13,292)	(48,058)	(39,501)
Foreign currency transaction gain (loss)	145	(212)	2,184	(1,187)
Income before Income Taxes	12,125	5,442	42,879	62,708
Provision for income taxes	4,288	1,025	16,991	22,897
Net Income	$7,837	$4,417	$25,888	$39,811
Earnings Per Share:
Earnings per common share:
Basic	$0.24	$0.13	$0.78	$1.21
Diluted	$0.23	$0.13	$0.78	$1.21
Weighted average common shares outstanding:
Basic	33,211	33,000	33,176	33,000
Diluted	33,558	33,022	33,360	33,015

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows provided by operating activities	$300,707	$205,541
Cash flows used in investing activities
Loans and finance receivables	(335,390)	(198,684)
Change in restricted cash	(32,776)	—
Acquisitions	—	(17,735)
Property and equipment additions	(11,466)	(28,684)
Other investing activities	72	10
Total cash flows used in investing activities	(379,560)	(245,093)
Cash flows provided by financing activities	89,922	—
Effect of exchange rates on cash	(7,454)	(1,244)
Net increase in cash and cash equivalents	3,615	(40,796)
Cash and cash equivalents at beginning of year	42,066	75,106
Cash and cash equivalents at end of period	$45,681	$34,310

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
GEOGRAPHIC INFORMATION
(dollars in thousands)

The following table presents information on Enova's domestic and international operations for the three and nine months ended September 30, 2016 and 2015.

	Three Months Ended September 30,
	2016	2015	$ Change	% Change
Domestic:
Revenue	$165,330	$133,661	$31,669	23.7%
Cost of revenue	85,862	59,056	26,806	45.4
Gross profit	$79,468	$74,605	$4,863	6.5
Gross profit margin	48.1%	55.8%	(7.7)%	(13.8)%
International:
Revenue	$30,613	$31,566	$(953)	(3.0)%
Cost of revenue	9,529	6,558	2,971	45.3
Gross profit	$21,084	$25,008	$(3,924)	(15.7)
Gross profit margin	68.9%	79.2%	(10.3)%	(13.0)%
Total:
Revenue	$195,943	$165,227	$30,716	18.6%
Cost of revenue	95,391	65,614	29,777	45.4
Gross profit	$100,552	$99,613	$939	0.9
Gross profit margin	51.3%	60.3%	(9.0)%	(14.9)%

	Nine Months Ended September 30,
	2016	2015	$ Change	% Change
Domestic:
Revenue	$449,100	$366,134	$82,966	22.7%
Cost of revenue	204,070	133,135	70,935	53.3
Gross profit	$245,030	$232,999	$12,031	5.2
Gross profit margin	54.6%	63.6%	(9.0)%	(14.2)%
International:
Revenue	$94,031	$111,049	$(17,018)	(15.3)%
Cost of revenue	26,351	12,585	13,766	109.4
Gross profit	$67,680	$98,464	$(30,784)	(31.3)
Gross profit margin	72.0%	88.7%	(16.7)%	(18.8)%
Total:
Revenue	$543,131	$477,183	$65,948	13.8%
Cost of revenue	230,421	145,720	84,701	58.1
Gross profit	$312,710	$331,463	$(18,753)	(5.7)
Gross profit margin	57.6%	69.5%	(11.9)%	(17.1)%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA
(dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for the three months ended September 30, 2016 and 2015.

Three Months Ended September 30,	2016	2015	Change
Cost of revenue	$95,391	$65,614	$29,777
Charge-offs (net of recoveries)	74,312	51,041	23,271
Average combined loans and finance receivables, gross:
Company owned(a)	606,357	407,163	199,194
Guaranteed by Enova(a)(b)	31,278	34,583	(3,305)
Average combined loans and finance receivables, gross (a)(c)	$637,635	$441,746	$195,889
Ending combined loans and finance receivables, gross:
Company owned	$637,612	$445,547	$192,065
Guaranteed by Enova(b)	29,700	36,684	(6,984)
Ending combined loans and finance receivables, gross (c)	$667,312	$482,231	$185,081
Ending allowance and liability for losses	$96,474	$66,718	$29,756
Combined originations (d)	$581,677	$540,807	$40,870

Loans and finance receivables ratios:
Cost of revenue as a % of average combined loans and finance receivables, gross(a)(c)	15.0%	14.9%	0.1%
Charge-offs (net of recoveries) as a % of average combined loans and finance receivables, gross(a)(c)	11.7%	11.6%	0.1%
Gross profit margin	51.3%	60.3%	(9.0)%
Allowance and liability for losses as a % of combined loans and finance receivables, gross(c)(e)	14.5%	13.8%	0.7%

(a)	The average combined loans and finance receivables, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO) programs, which are not included in Enova's financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined loans and finance receivables.
(d)

Represents loans and finance receivables originated by Enova and third-party lenders through the CSO programs and includes renewals of existing origination agreements to customers in good standing. The disclosure is statistical data that is not included in Enova's financial statements.

(e)	Allowance and liability for losses as a percentage of combined loans and finance receivables, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net Income	$7,837	$4,417	$25,888	$39,811
Adjustments:
Lease termination and relocation costs(a)	—	(210)	—	3,270
Intangible asset amortization	271	3	867	10
Stock-based compensation expense	2,265	2,625	6,414	6,541
Foreign currency transaction (gain) loss	(145)	212	(2,184)	1,187
Cumulative tax effect of adjustments	(902)	(842)	(2,020)	(4,019)

Adjusted earnings	$9,326	$6,205	$28,965	$46,800

Diluted earnings per share	$0.23	$0.13	$0.78	$1.21

Adjusted earnings per share	$0.28	$0.19	$0.87	$1.42

Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net Income	$7,837	$4,417	$25,888	$39,811
Depreciation and amortization expenses	3,789	3,882	12,004	14,198
Interest expense, net	16,117	13,292	48,058	39,501
Foreign currency transaction (gain) loss	(145)	212	(2,184)	1,187
Provision for income taxes	4,288	1,025	16,991	22,897
Stock-based compensation expense	2,265	2,625	6,414	6,541
Adjustments:
Lease termination and relocation costs(a)	—	(210)	—	3,270

Adjusted EBITDA	$34,151	$25,243	$107,171	$127,405

Adjusted EBITDA margin calculated as follows:
Total Revenue	$195,943	$165,227	$543,131	$477,183
Adjusted EBITDA	34,151	25,243	107,171	127,405
Adjusted EBITDA as a percentage of total revenue	17.4%	15.3%	19.7%	26.7%

(a)

In May 2015, the Company relocated its headquarters and as a result incurred $3.5 million of facility cease-use charges ($2.2 million net of tax) consisting of remaining lease obligations and disposal costs on its prior headquarters. During the third quarter of 2015, the Company made adjustments to its lease termination costs.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)

Estimated Adjusted EBITDA For 2016

The following table reconciles estimated Income from operations to Adjusted EBITDA, a non-GAAP measure:

	Estimated Results
	Three Months Ended December 31, 2016
	Low	High
	Unaudited
Income from operations	$26,000	$31,000
Depreciation and amortization	4,000	4,000
Stock-based compensation expense	2,000	2,000
Adjusted EBITDA	$32,000	$37,000

	Estimated Results
	Year Ended December 31, 2016
	Low	High
	Unaudited
Income from operations	$115,000	$120,000
Depreciation and amortization	16,000	16,000
Stock-based compensation expense	8,000	8,000
Adjusted EBITDA	$139,000	$144,000

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CONTACT: Public Relations Contact: Caroline Vasquez, Email: media@enova.com, Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com